As filed with the Securities and Exchange Commission on August 7, 2008
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENDOCARE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0618093

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(949) 450-5400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2004 Stock Incentive Plan
(Full title of the Plan(s))

Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer
Endocare, Inc.
201 Technology Drive
Irvine, California 92618
(949) 450-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Clint B. Davis
Senior Vice President, Legal Affairs,
General Counsel and Secretary
Endocare, Inc.
201 Technology Drive
Irvine, California 92618
(949) 450-5400

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed
		maximum	Proposed maximum	Amount of
	Amount to	offering price	aggregate offering	registration
Title of Securities to be Registered	be registered (2)	per share	price	fee
2004 Stock Incentive Plan	2,500,000 (3)	$2.49 (4)	$6,225,000	$245
Common Stock, par value $0.001 per share (1)
Total	2,500,000		$6,225,000	$245

(1)	Each share of Common Stock is paired with a stock purchase right under the Registrant’s Stockholder Rights Plan.

(2)	This Registration Statement covers, in addition to the number of shares of the Registrant’s Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Registrant’s 2004 Stock Incentive Plan as a result of one or more adjustments under the Registrant’s 2004 Stock Incentive Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(3)	On October 19, 2004, the Registrant filed a registration statement on Form S-8 (No. 333-119825) to register a total of 1,833,333 shares of the Registrant’s Common Stock (as adjusted to reflect the one-for-three reverse stock split that occurred on August 20, 2007) issuable under the Registrant’s 2004 Stock Incentive Plan. The Registrant is now filing this registration statement on Form S-8 to register an additional 2,500,000 shares that may become issuable under the Registrant’s 2004 Stock Incentive Plan pursuant to its terms.

(4)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, based on the average of the high and low price per share of the Registrant’s Common Stock on August 6, 2008, as reported on The NASDAQ Capital Market, which was $2.49.

EXPLANATORY STATEMENT
     Pursuant to General Instruction E to Form S-8, this Registration Statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the 2004 Stock Incentive Plan of Endocare, Inc. (the “Company”), is effective. Therefore, this Registration Statement consists only of the following: the facing page; the required statement (regarding incorporation by reference) set forth below in Part II, Item 3; information required to be in the Registration Statement that is not in the earlier registration statement; the required opinions and consents; and the signature page.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     This Registration Statement hereby incorporates by reference the contents of the Company’s earlier registration statement on Form S-8 (No. 333-119825) filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2004. In addition, the following documents filed with the SEC by the Company are incorporated by reference in this Registration Statement:
          (1) The Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year ended December 31, 2007, as filed with the SEC on March 17, 2008;
          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above;
          (3) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10-SB filed under Section 12(g) of the Exchange Act on November 14, 1995, including any amendment or report filed for the purpose of updating such description; and
          (4) The description of the stock purchase rights under the Company’s Stockholder Rights Plan contained in the Company’s Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act filed with the SEC on June 28, 2005, including any amendment or report filed for the purpose of updating such description.
     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
     Clint B. Davis, an attorney licensed to practice in the State of California and the Commonwealth of Massachusetts, has rendered an opinion of counsel as to the legality of the securities being registered. The opinion is attached hereto as Exhibit 5.1. Mr. Davis, a full-time employee of the Company, holds the following equity in the Company: 4,728 shares of the Company’s Common Stock; options to purchase 83,333 shares of the Company’s Common Stock, of which 55,555 are exercisable within 60 days of July 31, 2008; 40,000 unvested restricted stock units with respect to which shares will become issuable more than 60 days after July 31, 2008; 16,357 vested deferred stock units with respect to which shares will become issuable more than 60 days after July 31, 2008; and 13,991 unvested deferred stock units with respect to which shares will become issuable more than 60 days after July 31, 2008.

     Item 8. Exhibits.
          See the exhibit index following the signature page below.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 6, 2008.

ENDOCARE, INC.
By:	/s/ Craig T. Davenport
Craig T. Davenport
Chairman and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Craig T. Davenport and Michael R. Rodriguez his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig T. Davenport Craig T. Davenport	Chairman, Chief Executive Officer and President (Principal Executive Officer)	August 6, 2008

/s/ Michael R. Rodriguez Michael R. Rodriguez	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2008
John R. Daniels, M.D.	Director	August ___, 2008
/s/ David L. Goldsmith David L. Goldsmith	Director	August 7, 2008
/s/ Eric S. Kentor Eric S. Kentor	Director	August 7, 2008
/s/ Terrence A. Noonan Terrence A. Noonan	Lead Independent Director	August 6, 2008
/s/ Thomas R. Testman Thomas R. Testman	Director	August 6, 2008

EXHIBIT INDEX

Exhibit Numbers	Exhibit Description

4.1	Form of Stock Certificate (1)

4.2	Rights Agreement, dated as of March 31, 1999, between the Company and U.S. Stock Transfer Corporation, which includes the form of Certificate of Designation for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Shares as Exhibit C (2)

4.3	Amendment No. 1 to Rights Agreement, dated as of September 24, 2005, between the Company and U.S. Stock Transfer Corporation (3)

4.4	2004 Stock Incentive Plan (4)

4.5	Form of Option Agreement under the 2004 Stock Incentive Plan (5)

4.6	2004 Non-Employee Director Option Program under the 2004 Stock Incentive Plan (5)

4.7	Form of Restricted Stock Unit Agreement under the 2004 Stock Incentive Plan (6)

4.8	Form of Restricted Stock Unit Agreement used for Craig T. Davenport under the 2004 Stock Incentive Plan (6)

4.9	Non-Employee Director Restricted Stock Unit Program under the 2004 Stock Incentive Plan (7)

4.10	Form of Restricted Stock Unit Agreement under Non-Employee Director Restricted Stock Unit Program (7)

5.1	Opinion of Counsel regarding Legality (8)

23.1	Consent of Independent Registered Public Accounting Firm (8)

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration Statement)

(1)	Previously filed as an exhibit to our Form 10-K for the year ended December 31, 1995.

(2)	Previously filed as an exhibit to our Form 8-K filed on June 3, 1999.

(3)	Previously filed as an exhibit to our Form 8-K filed on June 28, 2005.

(4)	Previously filed as Appendix C to the Company’s definitive proxy statement filed with the SEC on August 4, 2004.

(5)	Previously filed as an exhibit to our Form 10-K filed on March 16, 2005.

(6)	Previously filed as an exhibit to our Form 8-K filed on February 27, 2007.

(7)	Previously filed as an exhibit to our Form 10-K filed on March 17, 2008.

(8)	Filed herewith.